As filed with the Securities and Exchange Commission on August 10, 2011.

Registration No. 333-74624

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(Address, including zip code, of each registrant’s principal executive offices)

The Walt Disney Company Amended and Restated 1995 Stock Incentive Plan

(Full Title of the Plan)

Roger J. Patterson, Esq.

Managing Vice President- Counsel and Assistant Secretary

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code of agent for services)

EXPLANATORY NOTE

The Walt Disney Company (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 6, 2001, File No. 333-74624 (the “2001 Form S-8”), with respect to shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s Amended and Restated 1995 Stock Incentive Plan (the “1995 Plan”). A total of 100,000,000 shares of Common Stock were initially registered for issuance under the 2001 Form S-8.

On March 23, 2011, the shareholders of the Registrant approved the 2011 Stock Incentive Plan (the “2011 Plan”), which replaces the Registrant’s former stock option plans, including the 1995 Plan. No future awards will be made under the 1995 Plan. According to the terms of the 2011 Plan, any shares issuable under the 1995 Plan, including shares issued pursuant to awards outstanding on March 23, 2011, are available for issuance under the 2011 Plan. Of the 100,000,000 shares registered under the 2001 Form S-8, 56,836,441 shares (the “Carryover Shares”) remain available for issuance and are hereby deregistered.

Contemporaneously with the filing of this Post-Effective Amendment to Registration Statement on Form S-8, the Registrant is filing a Registration Statement on Form S-8 to register the shares of Common Stock that have become available for offer or sale pursuant to the 2011 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on August 9, 2011.

THE WALT DISNEY COMPANY

By:	/s/ ROGER J. PATTERSON
Roger J. Patterson
Managing Vice President-Counsel and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints James A. Rasulo, Alan N. Braverman and Roger J. Patterson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ROBERT A. IGER	President, Chief Executive Officer and Director	August 9, 2011
Robert A. Iger	(Principal Executive Officer)

/s/ JAMES. A. RASULO	Senior Executive Vice President and Chief	August 9, 2011
James A. Rasulo	Financial Officer (Principal Financial Officer)

/s/ BRENT A. WOODFORD	Senior Vice President—Planning and Control	August 9, 2011
Brent A. Woodford	(Principal Accounting Officer)

/s/ JOHN E. PEPPER	Chairman of the Board and Director	August 9, 2011
John E. Pepper

/s/ SUSAN E. ARNOLD	Director	August 9, 2011
Susan E. Arnold

Director
John E. Bryson

/s/ JOHN S. CHEN	Director	August 9, 2011
John S. Chen

/s/ JUDITH L. ESTRIN	Director	August 9, 2011
Judith L. Estrin

SIGNATURE	TITLE	DATE

Director
Steven P. Jobs

/s/ FRED H. LANGHAMMER	Director	August 9, 2011
Fred H. Langhammer

/s/ AYLWIN B. LEWIS	Director	August 9, 2011
Aylwin B. Lewis

/s/ MONICA C. LOZANO	Director	August 9, 2011
Monica C. Lozano

/s/ ROBERT W. MATSCHULLAT	Director	August 9, 2011
Robert W. Matschullat

/s/ SHERYL K. SANDBURG	Director	August 9, 2011
Sheryl K. Sandburg

/s/ ORIN C. SMITH	Director	August 9, 2011
Orin C. Smith